Exhibit 5.1
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
March 27, 2006
Sprint Nextel Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191
Re:          Registration Statement on Form S-3 filed by Sprint Nextel Corporation
Ladies and Gentlemen:
     We have acted as counsel to Sprint Nextel Corporation, a Kansas corporation (the “Company”), in connection with the proposed issuance of the Company’s guarantees (the “Guarantees”) of (i) the 12% Senior Discount Notes due 2009 (the “12% Notes”), 11% Senior Notes due 2010 (the “11% Notes”), and 8 1/2% Senior Notes due 2012 (the “8 1/2% Notes,” and collectively with the 12% Notes and 11% Notes, the “Alamosa Notes”) of Alamosa (Delaware), Inc. (“Alamosa”), a Delaware corporation and subsidiary of the Company, and (ii) the First Priority Senior Secured Floating Rate Notes due 2011 (the “First Priority Notes”) and 9 3/8% Senior Subordinated Notes due 2009 (the “Second Priority Notes,” and together with the First Priority Notes, the “AirGate Notes”) of AirGate PCS, Inc. (“AirGate”), a Delaware corporation and subsidiary of the Company, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).
     The Alamosa Notes were issued pursuant to the following indentures:

Sprint Nextel Corporation

•	with respect to the 12% Notes, the Indenture, dated as of November 10, 2003, among Alamosa, the subsidiary guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee (the “Alamosa Trustee,” and such indenture, the “12% Notes Indenture”);

•	with respect to the 11% Notes, the Indenture, dated as of November 10, 2003, among Alamosa, the subsidiary guarantors party thereto and the Alamosa Trustee (the “11% Notes Indenture”); and

•	with respect to the 8 1/2% Notes, the Indenture, dated as of January 20, 2004, among Alamosa, the subsidiary guarantors party thereto and the Alamosa Trustee (the “8 1/2% Notes Indenture,” and collectively with the 12% Notes Indenture and the 11% Notes Indenture, the “Alamosa Indentures”).
     The AirGate Notes were issued pursuant to the following indentures:
•	with respect to the First Priority Notes, the Indenture, dated as of October 25, 2004, by and among AirGate, its subsidiaries party thereto and The Bank of New York Trust Company, N.A., as trustee (the “AirGate First Priority Trustee”), as amended by the First Supplemental Indenture, dated as of January 25, 2005, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the AirGate First Priority Trustee, and as further amended by the Second Supplemental Indenture, dated as of February 15, 2005, by and among Merger Sub, AirGate, AGW Leasing Company, Inc., AirGate Network Services LLC, AirGate Service Company, Inc. and the AirGate First Priority Trustee (collectively, the “First Priority Notes Indenture”); and

•	with respect to the Second Priority Notes, the Indenture, dated as of February 20, 2004, by and among AirGate, its subsidiaries party thereto and The Bank of New York, as trustee (the “AirGate Second Priority Trustee”), as amended by the First Supplemental Indenture, dated January 25, 2005, by and among AirGate, AGW Leasing Company, Inc., AirGate Network Services, LLC, AirGate Service Company, Inc. and the AirGate Second Priority Trustee, and as further amended by the Second Supplemental Indenture, dated as of February 15, 2005, by and among Merger Sub, AirGate, AGW Leasing Company, Inc., AirGate Network Services LLC, AirGate Service Company, Inc. and the AirGate Second Priority Trustee (collectively, the Second Priority Notes Indenture, and together with the First Priority Notes Indenture and the Alamosa Indentures, the “Indentures”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary. Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Guarantees,

Sprint Nextel Corporation

when they are executed and delivered in accordance with the terms of the Indentures, will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws from time to time in effect relating to or affecting creditors’ rights and remedies generally and general equitable principles, whether such principles are considered in a proceeding at law or in equity.
     We are not admitted or qualified to practice law in the State of Kansas. Accordingly, in rendering our opinion expressed herein, we have relied solely and without independent investigation upon the opinion of Michael T. Hyde, in-house counsel of the Company, a copy of which has been filed as Exhibit 5.2 to the Registration Statement with respect to matters governed by the laws of the State of Kansas.
     Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion is hereby limited to, the laws of the State of New York. We express no opinion with respect to the law of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
     Very truly yours,
/s/ Jones Day